UNITED STATES

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Tesla, Inc.

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On April 17, 2024, Tesla, Inc. (“Tesla”) launched a website, www.SupportTeslaValue.com, in connection with its 2024 Annual Meeting of Stockholders. A copy of the materials can be found below.

Tesla © 2024 A Performance Award 100% Aligned with Stockholder Interests Award Contingent on Hitting Exceptionally Ambitious Targets 1 Elon hit every “jaw-dropping” key milestone in his 2018 Performance Award. Board approves plan after lengthy design process Elon hits ambitious targets, creating stupendous value for stockholders Elon fails to achieve the ambitious growth targets for Tesla Elon receives stock options commensurate with that achievement Elon receives ZERO compensation Nearly 1,100% total shareholder return (1) 12 out of 16 milestones to be met (2) Market capitalization; 6-month trailing average AND 30-day trailing average to ensure value is sustained (3) Earnings Before Interest, Taxes, Depreciation and Amortization Excluding Stock -Based Compensation Cumulative Market Capitalization Milestone2 Operational Milestone Market Capitalization at Time of Grant In just 5 years, he delivered: Stockholders Approve 2018 Performance Award → Elon Musk Creates Tremendous Value for Stockholders → → Elon is required to hold any shares awarded through stock options for five years after the option is exercised = Elon incentivized to achieve remarkable results at the time to earn his compensation and to continue to drive growth for five more years = Further value creation for stockholders 3

## The 2018 CEO Performance Award Did What It Was Designed to Do

### Tesla Total Shareholder Return (2018 to YE 2023)



2400%
1900%
1400%
900%
400%
-100%
2018
2019
2020
2021
2022
2023
Stockholders approved this very same plan in 2018
73%
of votes cast were in favor (excluding Elon and Kimbal)
TESLA
+1,097%
Stellantis N.V.
+721%
Tesla, Inc.
(INDEX) S&P 500
Toyota Motor Corp.
Stellantis N.V.
Volkswagen AG
Contemporary Amperex Technology Co., Ltd. Class A
Bayerische Motoren Werke AG
(INDEX) MSCI AC World / Automobiles
(INDEX) NASDAQ Composite
Ford Motor Company
General Motors Company
BYD Company Limited Class A
Mercedes-Benz Group AG

## Critics and Supporters Alike Agreed – the Goals Were Staggering

**Bloomberg**
**January 23, 2018**
Anders Melin, Brandon Kochkodin, Dana Hull

"Breathtaking in both size and in terms of performance required to earn it"

"Tied solely to financials"

**Washington Post** [Opinion]
**January 23, 2018**
Jean McGregor

"Aggressive market capitalization & financial goals in order to be paid"

"Galaxy-size ambitions for growth"

"Hold onto his shares for five years…a rare stipulation that's viewed as particularly shareholder-friendly"

## Designed in a Robust Process Led by the Compensation Committee

**6**
months of careful analysis, ongoing discussions, and negotiations

**Advised**
by a leading independent compensation consultant

**Recused**
conflicted parties, including Elon and Kimbal from the Board process

**15**
calls with Tesla's largest institutional stockholders to discuss and solicit their views

**Hundreds**
of hours designing, revising and finalizing the 2018 Performance Award

**15**
meetings of the Board, Compensation Committee or Working Group to discuss and deliberate

**Additional Information and Where to Find It**
Tesla, Inc. ("Tesla") has filed with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla's 2024 annual meeting. Such proxy statement is in preliminary form and Tesla plans to file with the SEC, and furnish to its stockholders, a definitive proxy statement in connection with the 2024 annual meeting of stockholders (the "Definitive Proxy Statement"). The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Tesla by contacting Tesla's Investor Relations by e-mail at ir@tesla.com, or by going to Tesla's Investor Relations page on its website at ir.tesla.com.

**Participants in the Solicitation**
Tesla and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies, if any, in respect of the 2024 annual meeting will be included in the Definitive Proxy Statement.

**Forward-Looking Statements**
Certain statements in this document are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. Tesla disclaims any obligation to update any forward-looking statement contained in this document.

Tesla © 2024

PRIVILEGED & CONFIDENTIAL DRAFT PREPARED AT THE REQUEST OF COUNSEL FOR HYPOTHETICAL PLANNING PURPOSES ONLY Tesla © 2024 This is Not a Unilateral Decision Reincorporating in Texas Benefiting the Company, Our Mission and Our Stockholders Has been under consideration by independent directors for some time Approved by an independent & disinterested Special Committee Responsive to a tidal wave of communications from stockholders asking us to leave Delaware for a location more conducive to our growth plans The Delaware Court’s willingness to ignore the will of Tesla stockholders contradicts the democratic values we promote as a Company We Believe in the Rights of Our Stockholders. In Delaware, Your Vote was Not Respected. Bring Tesla Home to Texas. Protect Your Investment. Why Texas? Our global headquarters – and future – are in Texas Our largest manufacturing facility – Gigafactory Texas – is based there We have thousands of employees in Travis County, Texas Redomiciling requires NO change to headquarters, job, management, properties, facilities, headcount, obligations, assets, liabilities or net worth Texas corporate law is developed The state has invested in a specialty business court to handle corporate matters Why Not Delaware? Growing uncertainty about the future of Delaware corporate law The Delaware Court has demonstrated its ability and willingness to make decisions contrary to the will of our stockholders Recent and future litigation risks distracting us from executing on our mission We spend significant time and resources defending Delaware legal challenges to our business decisions Raises doubts about our ability to attract, reward and retain executives and our ability to honor contracts and commitments Additional Information and Where to Find It Tesla, Inc. (“Tesla”) has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting. Such proxy statement is in preliminary form and Tesla plans to file with the SEC, and furnish to its stockholders, a definitive proxy statement in connection with the 2024 annual meeting of stockholders (the “Definitive Proxy Statement”). The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com. Participants in the Solicitation Tesla and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies, if any, in respect of the 2024 annual meeting will be included in the Definitive Proxy Statement. Forward-Looking Statements Certain statements in this document are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. Tesla disclaims any obligation to update any forward-looking statement contained in this document.

Dear Fellow Stockholder,

Tesla will hold its Annual Meeting of Stockholders on June 13, 2024, and we will be asking you to approve a number of important proposals recommended by the Tesla Board. Information about the proposals below, and others, are available at SupportTeslaValue.com.

**Proposals Recommended by the Tesla Board**

**Ratification of the 2018 CEO Performance Award**

**Reincorporating Tesla in the State of Texas**

## Background

Over the past five years, thanks to the leadership of Tesla's CEO Elon Musk and strong performance of the Tesla team under Elon's management, Tesla has not only advanced its mission of accelerating the world's transition to sustainable energy, but it has created tremendous value for you, the owners of the Company.

**Elon's Accomplishments Since Board and Stockholders Approved 2018 CEO Performance Award**

| | | | |
|---|---|---|---|
| Grew revenues from approximately **$11.8 billion to $96.8 billion**[1] | Turned around profitability from **$2.2 billion loss to $15.0 billion profit**[2] | Increased the value of the Company from **$53.7 billion to $791.3 billion**[3] | Oversaw **groundbreaking innovations** in artificial intelligence and sustainable energy |
| Designed and built the **best-selling vehicle in the world**[4] | **Reduced $CO_2$ emissions** by tens of millions of tons[5] | Grew the energy business **more than 5x** from $1.1 billion to $6 billion[6] | Developed **unique and advanced technology** as demonstrated by FSD (Supervised) |

## Stockholders Approve 2018 CEO Performance Award

In 2018, the Board of Directors asked stockholders to approve the 2018 CEO Performance Award ("Performance Award") that incentivized Elon to meet staggering financial and operational objectives over a 10-year period. The 2018 Performance Award – which was approved by approximately 73% of all votes cast by disinterested stockholders – was:

– **100% at-risk. Elon was entitled to entitled to receive NO salary, NO cash bonuses, and NO equity that would vest simply by the passage of time; instead, he was asked to deliver results that most thought were impossible.** Elon's only opportunity to receive any compensation at all for his work and leadership would be a 100% at-risk performance award, consisting exclusively of stock options that would vest only if certain exceptionally ambitious milestones were met. The performance awards would vest in tranches if Tesla achieved both a market capitalization milestone and an operational milestone.[7]

SupportTeslaValue.com 1

Cumulative Market Capitalization Milestone[8]
Operational Milestone
Market Capitalization at Time of Grant
$59B
$100B
$150B
$200B
$250B
$300B
$350B
$400B
$450B
$500B
$550B
$600B
$650B
1.7
3.4
5.1
6.8
8.4
10.1
11.8
13.5
15.2
16.9
18.6
20.3
Cumulative # of Options Vested (MM) Pre-Stock Splits

| | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| Revenue | $20B | $35B | $55B | $75B | $100B | $125B | $150B | $175B | Approx 15X 2017 Levels |
| Adjusted Ebitda[9] | $1.5B | $3B | $4.5B | $6B | $8B | $10B | $12B | $14B | Approx 21X 2017 Levels |

- **Fully aligned with stockholders' best interests: as stockholders recognized by voting in favor in 2018, the CEO Performance Award was simple: if stockholders achieved average or somewhat above average returns, Elon would likely receive nothing. But, if the Company achieved exceptional results, Elon could earn exceptional incentives**. The value of his compensation was linked directly to the extraordinary stock-price performance, which was driven by the incredible achievements of Tesla under Elon's leadership since the Performance Award was first approved. The Performance Award was also intended to further align Elon's incentives with longer-term stockholder returns by requiring Elon to hold any shares acquired through exercise of the stock options for a further five years after the option was exercised (not just for a five-year period after the option vested), meaning that he was not only incentivized to achieve remarkable results to earn his incentive awards, but also incentivized to continue to improve those results to ultimately realize value for those awards.
- **Carefully and thoroughly determined by the independent directors of the Tesla Board,** with interested parties recusing themselves from all deliberations. It was considered through the lens of delivering tremendous long-term value to all stockholders – value the Board believes can only be created through Elon's visionary leadership, as has been demonstrated time and again.
- **Highly ambitious and designed to incentivize Elon not only to remain at the helm of Tesla, but also to continue to strive for exponential value creation that most would consider impossible.** The targets set for Elon were so ambitious – growing Tesla's market capitalization by 1,000% and creating $650 billion in value for stockholders – that skeptics called them "laughably impossible." Hit those goals, and Elon would receive stock options commensurate with the achievement. Fail and he would get zero. **Elon did not fail, and his success is shared by stockholders who received the lion's share of the value generated.**

Yet on January 30, 2024, a Delaware court stepped in, substituting its judgment for the judgment of both stockholders and Tesla's Board of Directors. The Court sided with a plaintiff – who, when he sued, held just nine shares of Tesla common stock – and ordered the cancellation of the 2018 CEO Performance Award, even though disinterested stockholders representing more than 70% of shares voted in its favor and approved its adoption over five years ago.

The Court's decision, if implemented, means that Elon would not receive any compensation for more than five years of service to Tesla, effectively rendering him an unpaid employee, despite his many accomplishments, which include:

- Driving us to dominate the electric vehicles market and sell the **best-selling vehicle** in any category,
- Leading us to **groundbreaking innovations** in artificial intelligence and sustainable energy, and
- Growing stockholder value by **almost 1,100%.**

SupportTeslaValue.com

2

SupportTeslaValue.com 3 We don’t agree with what the Delaware Court decided. So, we are giving stockholders the chance to make their voices heard. We believe in stockholder democracy. This important decision should be made by the owners of the Company: that’s you. Our Board of Directors, following the recommendation of the independent Special Committee, has determined ratification of the 2018 CEO Performance Award is in the best interests of our stockholders. So, we are asking stockholders to ratify the award on two alternative legal theories: Delaware common law ratification and statutory ratification, with the additional detailed disclosures of the judge’s critiques of the 2018 approval process to ensure that no fair-minded person can claim stockholders do not have all facts necessary for an informal decision. It is time for stockholders to act once again on Elon’s Performance Award. To the extent that the ratification were upheld, we believe a second vote would reinstate the Performance Award and ensure Elon gets paid for the tremendous increase in valuation he has overseen while CEO. That is why we are asking you to support Proposal Four on this year’s ballot and do the right thing – honor the concept that the decisions of stockholders must be upheld. Texas Legal Regime Is Strong and Fair and More Appropriate to Our Mission The Board of Directors, after receiving the recommendation of the independent Special Committee, has recommended that Tesla stockholders support the conversion of the Company from one organized under the laws of Delaware to one organized under the laws of the State of Texas. Reasons the Board Recommends Tesla Be Reincorporated in Texas – The Board of Directors is troubled by the growing uncertainty with respect to the future of Delaware corporate law and by the Delaware Court’s ability and willingness to make decisions contrary to the will of our stockholders. – The Board of Directors believes the will of the stockholders, when expressed with a vote, should be treated as definitive. The Delaware Court no longer seems to reflect these ideals. – Some of our large stockholders have urged us to leave Delaware to a location more conducive to our Company’s growth plans. – Tesla’s corporate headquarters and future are in Texas. In 2021, the Company relocated its global headquarters to Texas; our largest manufacturing facility, Gigafactory Texas, is also located in the state and we employ thousands of employees in Travis County. – Texas corporate law is developed and the state has invested in a specialty business court to handle complex commercial matters with commercially knowledgeable judges. Therefore, we will be asking you to help us head off the risks posed by remaining incorporated in Delaware and approve our proposal to reconstitute under the laws of Texas. We urge you to support Tesla’s proposals at the 2024 Annual Meeting. For additional information, please visit SupportTeslaValue.com. Thank you for your continued support. Sincerely, Robyn M. Denholm Chairperson of the Board

SupportTeslaValue.com 4 Additional Information and Where to Find It Tesla, Inc. (“Tesla”) has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting. Such proxy statement is in preliminary form and Tesla plans to file with the SEC, and furnish to its stockholders, a definitive proxy statement in connection with the 2024 annual meeting of stockholders (the “Definitive Proxy Statement”). The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com. Participants in the Solicitation Tesla and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies, if any, in respect of the 2024 annual meeting will be included in the Definitive Proxy Statement. Forward-Looking Statements Certain statements in this document are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. Tesla disclaims any obligation to update any forward-looking statement contained in this document. 1) Refers to 2017 and 2023 full-year revenue, respectively. 2) Refers to 2017 and 2023 net income, respectively. 2023 net income included a one-time non-cash tax benefit of $5.93 billion for the release of valuation allowance on certain deferred tax assets. 3) Refers to market capitalization as of March 21, 2018 (date of the stockholder approval) and end of 2023, respectively. 4) Refers to Model Y sales as reported in Q4 2023 Quarterly Update Presentation. 5) Refers to CO2 emissions avoided as reported in 2022 Impact Report. 6) Refers to 2017 and 2023 full-year energy generation and storage revenue. 7) 12 out of 16 milestones to be met 8) Market capitalization: 6-month trailing average AND 30-day trailing average to ensure value is sustained. 9) Earnings Before Interest, Taxes, Depreciation and Amortization excluding stock-based compensation 10) .

On April 17, 2024, Tesla posted the following material to its website.

Additional Information and Where to Find It

Tesla has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting. Such proxy statement is in preliminary form and Tesla plans to file with the SEC, and furnish to its stockholders, a definitive proxy statement in connection with the 2024 annual meeting of stockholders (the “Definitive Proxy Statement”). The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

Tesla and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies, if any, in respect of the 2024 annual meeting will be included in the Definitive Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting Tesla’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of Tesla from Delaware to Texas (the “Texas Redomestication”) and the ratification of Tesla’s 2018 CEO pay package (the “Ratification”), expectations regarding the future of litigation in Texas, including the expectations and timing related to the Texas business court, expectations regarding the continued CEO innovation and incentivization under the Ratification, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Texas Redomestication or the Ratification, expectations about stockholder intentions, views and reactions, the avoidance of uncertainty regarding CEO compensation through the Ratification, the ability to avoid future judicial or other criticism through the Ratification, its future financial position, expected cost or charge reductions, its executive compensation program, expectations regarding demand and acceptance for its technologies, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Tesla may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Tesla’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause Tesla’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Texas Redomestication and the Ratification and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in Tesla’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Tesla disclaims any obligation to update any forward-looking statement contained in this document.